Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Victoria M. Holt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Proto Labs, Inc. on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Proto Labs, Inc.

Date: February 26, 2020

By:	/s/ Victoria M. Holt
Name:	Victoria M. Holt
Title:	President and Chief Executive Officer

I, John A. Way, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Proto Labs, Inc. on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Proto Labs, Inc.

Date: February 26, 2020

By:	/s/ John A. Way
Name:	John A. Way
Title:	Chief Financial Officer